Exhibit 31.01

CERTIFICATION

I, J. Pieter Sikkel, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A of Alliance One International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ J. Pieter Sikkel
J. Pieter Sikkel
President and Chief Executive Officer
August 6, 2015